Exhibit 2




Compania de Alimentos Fargo S.A.


Free English translation of Financial Statements as of December 31, 2002 and 2001 and for the fiscal years ended December 31, 2002 and 2001 as filed with the CNV and the Buenos Aires Stock Exchange on March 12, 2003 (Such statements were issued in local currency in accordance with Argentine generally accepted accounting standards)

                       COMPANIA DE ALIMENTOS FARGO S.A.
                         UNCONSOLIDATED BALANCE SHEET
                       as of December 31, 2002 and 2001
       (Such statements were issued in local currency in accordance with
               Argentine generally accepted accounting standards)
                                (Notes 3 and 4)



                                                                     December 31, 2002       December 31, 2001
ASSETS                                                                    (Pesos)                 (Pesos)
                                                                  ----------------------  ----------------------
Current Assets
Cash and banks (Note 5 and Schedule G)......................              5,607,298               6,445,759
Accounts receivable, net (Notes 6, 19 and 21 and
Schedules E and G)..........................................             12,073,954              37,070,630
Other  receivables, net (Notes 7 and  21 and Schedule G)....              1,217,015               4,502,313
Inventories (Note 8)........................................              7,965,089               6,261,673
Other assets (Note 9).......................................              2,730,196               2,679,457
                                                                  ----------------------  ----------------------
         Total Current Assets...............................             29,593,552              56,959,832
                                                                  ----------------------  ----------------------
Non-Current Assets
Accounts receivable, net (Notes 6 and 21 and Schedule E)....                678,228               2,501,090
Other  receivables, net (Notes 7 and 21 and Schedules E
and G)......................................................                  8,250                  62,017
Investments (Schedules C and D).............................             21,400,760              22,204,801
Property, plant and equipment, net  (Schedules A and G).....             89,298,325             107,853,392
Intangible assets, net (Schedule B).........................              3,652,569             282,203,753
Other assets (Note 9).......................................              2,558,861               3,135,105
                                                                  ----------------------  ----------------------
         Total Non-Current Assets...........................            117,596,993             417,960,158
                                                                  ----------------------  ----------------------
         TOTAL ASSETS.......................................            147,190,545             474,919,990
                                                                  ======================  ======================
LIABILITIES
Current  Liabilities
Accounts payable (Notes 10, 19 and 21 and Schedule G).......             24,658,722              56,452,422
Short-term debt (Notes 11 and 21 and Schedule G)............            564,671,403              41,533,435
Salaries and social security payable (Notes 12 and 21)......              3,947,685              10,759,587
Taxes payable (Notes 13 and 21).............................              4,265,898               5,953,736
Other liabilities (Notes 14 and 21 and  Schedule G).........              3,702,144               5,339,457
                                                                  ----------------------  ----------------------
         Total Current Liabilities..........................            601,245,852             120,038,637
                                                                  ----------------------  ----------------------
Non-Current Liabilities
Accounts payable (Notes 10 and 21)..........................                  4,372                 266,066
Long-term debt (Note 11 and Schedule G).....................                      -             300,757,933
Other liabilities (Notes 14 and 21 and Schedule C)..........                533,522                  99,217
Provisions (Note 21 and Schedule E).........................              3,145,536               3,137,742
                                                                  ----------------------  ----------------------
         Total Non-Current Liabilities......................              3,683,430             304,260,958
                                                                  ----------------------  ----------------------
         TOTAL LIABILITIES..................................            604,929,282             424,299,595
                                                                  ----------------------  ----------------------
SHAREHOLDERS' EQUITY........................................           (457,738,737)             50,620,395
                                                                  ----------------------  ----------------------
         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.........            147,190,545             474,919,990
                                                                  ======================  ======================


The accompanying notes and schedules are an integral part of these unconsolidated financial statements.


      See separate Auditor's report dated
                 March 10, 2003
-------------------------------------------------
             PRICE WATERHOUSE & CO.

by                                      (Partner)
-------------------------------------------------
     C.P.C.E.C.A.B.A. To. 1 Fo. 1 R.A.P.U.
               Gabriel R. Martini                          Hernan Gestoso
             Public Accountant (UBA)                         President
       C.P.C.E.C.A.B.A. To. 201 - Fo. 24

                       COMPANIA DE ALIMENTOS FARGO S.A.
                    UNCONSOLIDATED STATEMENT OF OPERATIONS
             For the fiscal years ended December 31, 2002 and 2001
       (Such statements were issued in local currency in accordance with
               Argentine generally accepted accounting standards)
                                (Notes 3 and 4)

                                                                     December 31, 2002      December 31, 2001
                                                                          (Pesos)                 (Pesos)
                                                                  ----------------------  ----------------------

Net sales (Note 15).........................................            154,931,305             286,839,562
Cost of sales (Schedule F)..................................           (109,661,578)           (154,744,688)
                                                                  ----------------------  ----------------------
          Gross profit......................................             45,269,727             132,094,874
Selling expenses (Schedule H)...............................            (46,635,114)            (99,395,543)
General and Administrative expenses (Schedule H)............            (14,463,761)            (28,181,430)
                                                                  ----------------------  ----------------------
          Operating (loss)/profit...........................            (15,829,148)              4,517,901
Equity in gain/(loss) from controlled companies (Note 20)...              4,666,263              (2,256,423)
Amortization and impairment of value of goodwill
(Schedule B)................................................           (264,308,944)            (57,622,615)
Other expenses and income, net (Note 16)....................             (9,748,866)             (6,871,009)
Financial results, net (which include the gain/(loss)
on exposure to inflation) (Note 17):
          Generated by assets...............................            (38,233,283)                 51,413
          Generated by liabilities..........................           (184,867,635)            (48,098,329)
                                                                  ----------------------  ----------------------
          Ordinary loss before minimum notional income
          tax...............................................           (508,321,613)           (110,279,062)
Minimum notional income tax (Schedule E)....................                (37,519)            (10,151,544)
                                                                  ----------------------  ----------------------
          Ordinary loss.....................................           (508,359,132)           (120,430,606)
                                                                  ----------------------  ----------------------
Extraordinary results (Note 25).............................                      -              (6,343,939)
                                                                  ----------------------  ----------------------
          Net loss for the year.............................           (508,359,132)           (126,774,545)
                                                                  ======================  ======================

The accompanying notes and schedules are an integral part of these unconsolidated financial statements.



      See separate Auditor's report dated
                 March 10, 2003
-------------------------------------------------
             PRICE WATERHOUSE & CO.

by                                      (Partner)
-------------------------------------------------
     C.P.C.E.C.A.B.A. To. 1 Fo. 1 R.A.P.U.
              Gabriel R. Martini                           Hernan Gestoso
             Public Accountant (UBA)                         President
        C.P.C.E.C.A.B.A. To. 201 - Fo. 24

                       COMPANIA DE ALIMENTOS FARGO S.A.
                 STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
             For the fiscal years ended December 31, 2002 and 2001
      (Such statements were issued in local currency in accordance with
               Argentine generally accepted accounting standards)
                                (Notes 3 and 4)

                                                                      Shareholders' Contributions
                                      -------------------------------------------------------------------------------------------
                                                                                      Adjustment on
                                                         Adjustment    Irrevocable     Irrevocable
                                       Common stock      on common    contributions   contributions    Paid-in
                                         (Note 18)         stock           (1)             (1)          capital         Total
                                          (Pesos)         (Pesos)        (Pesos)         (Pesos)        (Pesos)        (Pesos)
                                      --------------- -------------- --------------- -------------- -------------- --------------

Balances at the beginning of
the year.............................    124,011,990    146,260,399     13,645,275     16,093,309      9,399,346     309,410,319
Irrevocable contributions on
account of future issues of
shares...............................              -              -              -              -              -               -
Conversion of irrevocable
contributions into shares of
common stock resolved by the
Ordinary and Extraordinary
Shareholders' Meeting held on
October 17, 2002.....................     13,693,370      1,562,467    (13,645,275)   (16,093,309)    14,482,747               -
Net loss for the year................              -              -              -              -              -               -
                                      =============== ============== =============== ============== ============== ==============
Balances at December 31, 2002........    137,705,360    147,822,866              -              -     23,882,093     309,410,319
                                      =============== ============== =============== ============== ============== ==============
Balances at December 31, 2001........    124,011,990    146,260,399     13,645,275     16,093,309      9,399,346     309,410,319
                                      =============== ============== =============== ============== ============== ==============


                                                           Total          Total
                                                       Shareholders'   Shareholders'
                                                         Equity as      Equity as
                                        Accumulated   of December 31, of December 31,
                                          deficit          2002            2001
                                          (Pesos)        (Pesos)         (Pesos)
                                      --------------- -------------- ---------------

Balances at the beginning of
the year.............................   (258,789,924)    50,620,395    169,450,408
Irrevocable contributions on
account of future issues of
shares...............................              -              -      7,944,532
Conversion of irrevocable
contributions into shares of
common stock resolved by the
Ordinary and Extraordinary
Shareholders' Meeting held on
October 17, 2002.....................              -              -              -
Net loss for the year................   (508,359,132)  (508,359,132)  (126,774,545)
                                      =============== ============== ===============
Balances at December 31, 2002........   (767,149,056)  (457,738,737)             -
                                      =============== ============== ===============
Balances at December 31, 2001........   (258,789,924)             -     50,620,395
                                      =============== ============== ===============

(1)     See Note 18.
The accompanying notes and schedules are an integral part of these unconsolidated financial statements.


      See separate Auditor's report dated
                 March 10, 2003
-------------------------------------------------
             PRICE WATERHOUSE & CO.

by                                      (Partner)
-------------------------------------------------
     C.P.C.E.C.A.B.A. To. 1 Fo. 1 R.A.P.U.
               Gabriel R. Martini                         Hernan Gestoso
            Public Accountant (UBA)                         President
       C.P.C.E.C.A.B.A. To. 201 - Fo. 24

                       COMPANIA DE ALIMENTOS FARGO S.A.
                    UNCONSOLIDATED STATEMENT OF CASH FLOWS
             For the fiscal years ended December 31, 2002 and 2001
       (Such statements were issued in local currency in accordance with
              Argentine generally accepted accounting standards)
                                (Notes 3 and 4)

                                                                     December 31, 2002      December 31, 2001
                                                                          (Pesos)                 (Pesos)
                                                                  ----------------------  ----------------------
CHANGES IN FUNDS
Funds at the beginning of the year..........................              6,445,759              10,931,282
Decrease in funds...........................................               (838,461)             (4,485,523)
                                                                  ----------------------  ----------------------
Funds at the end of the year................................              5,607,298               6,445,759
                                                                  ----------------------  ----------------------

CAUSES OF CHANGES IN FUNDS
Net loss for the year.......................................           (508,359,132)           (126,774,545)

Plus: Items not entailing the use of funds
     Depreciation of property, plant and equipment..........             19,927,061              19,152,182
     Equity in gain/(loss) from controlled companies........             (4,666,263)              2,256,423
     Net book value of other assets sold and decreases......                165,096                 461,319
     Net book value of property, plant and equipment
     sold and decreases.....................................              1,199,273                 171,212
     Amortization and impairment of intangible assets.......            278,582,411              69,028,232
     Accrued salaries, social security and
     indemnities pending payment............................              3,029,534               7,925,870
     Increase in provision for lawsuits.....................              2,056,269                 845,720
     Increase in allowance for doubtful accounts............              5,451,449              10,473,698
     Depreciation of other assets...........................                206,204                 247,585
     Accrued interest pending payment.......................             34,330,118              15,399,718
     Accrued tax on corporate indebtedness..................              1,386,484                 696,213
     Unpaid accrued exchange differences....................            178,246,628                       -
     Holding  on inventories................................             (5,040,493)                662,815
     Restatement to constant currency of cash at
     beginning of year......................................             (3,488,182)                      -
     Loss on exposure to inflation..........................              2,276,446                       -
     Gain from the sale of property, plant and
     equipment in installments..............................                      -                (161,674)
     Minimum notional income tax............................                 37,519              10,151,544
     Other..................................................                172,948                 187,045
Changes in assets and liabilities
     Accounts payable.......................................             (2,385,544)              5,214,653
     Accounts receivable....................................              2,669,411               6,193,085
     Other receivable.......................................                975,841               6,551,927
     Inventories............................................                (51,485)                592,106
     Other assets...........................................                232,079                 122,132
     Salaries and social security payable...................             (4,018,786)             (1,141,511)
     Taxes payable..........................................                126,922              (1,740,427)
     Provision for lawsuits.................................               (350,457)               (485,240)
     Other liabilities......................................             (1,004,962)               (272,992)
                                                                  ----------------------  ----------------------
Total of funds provided by operating activities ............              1,706,389              25,757,090
                                                                  ----------------------  ----------------------
Funds used in investments activities
     Acquisition of property, plant and equipment...........             (2,513,623)             (9,833,041)
     Increase in intangible assets..........................                (31,227)             (4,492,245)
     Acquisition of subsidiaries............................                      -              (1,845,673)
     Irrevocable contributions on account of future
     issues of shares.......................................                      -                (675,616)
                                                                  ----------------------  ----------------------
Total of funds used in investments activities...............             (2,544,850)            (16,846,575)
                                                                  ----------------------  ----------------------
Funds (used in) provided by financial activities
     Irrevocable contributions on account of future
     issues of shares.......................................                      -               7,944,532
     Decrease in loans......................................                      -             (21,340,570)
                                                                  ----------------------  ----------------------
Total of funds used in financial activities.................                      -             (13,396,038)
                                                                  ----------------------  ----------------------
Decrease in funds...........................................               (838,461)             (4,485,523)
                                                                  ======================  ======================
Supplemental cash flows information
Non-cash financial activities
- Conversion of accounts receivable into irrevocable
contributions...............................................                898,380               2,192,072
- Conversion of other receivables into irrevocable
contributions...............................................                      -                 205,274
- Sale of property, plant and equipment in
installments................................................                      -                 187,859
- Debt  for the acquisition of subsidiaries.................              3,199,568               4,925,099
- Liabilities deducted from the purchase price of the
subsidiary..................................................                      -               7,344,720

The accompanying notes and schedules are an integral part of these unconsolidated financial statements.



      See separate Auditor's report dated
                 March 10, 2003
-------------------------------------------------
             PRICE WATERHOUSE & CO.

by                                      (Partner)
-------------------------------------------------
     C.P.C.E.C.A.B.A. To. 1 Fo. 1 R.A.P.U.
               Gabriel R. Martini                         Hernan Gestoso
            Public Accountant (UBA)                         President
        C.P.C.E.C.A.B.A. To. 201 - Fo. 24

                       COMPANIA DE ALIMENTOS FARGO S.A.
                    UNCONSOLIDATED STATEMENT OF CASH FLOWS
             For the fiscal years ended December 31, 2002 and 2001
       (Such statements were issued in local currency in accordance with
              Argentine generally accepted accounting standards)
                                (Notes 3 and 4)

Note 1: Company's Activities - Filing for Creditor Protection

     Compania de Alimentos Fargo S.A. was organized under the laws of the Republic of Argentina in 1997, and registered with the Public Registry of Commerce of the City of Buenos Aires, under the name of "B and P S.A.".

     In view of its corporate purpose, in October 1997 the Company acquired 84.3% of the shares in Fargo S.A., Panificacion Argentina S.A.I.C., Compania Fegopre de Valores Mobiliarios y Garantia S.A., Gouguenheim S.A., DACSA Distribuidora Argentina de Comestibles S.A.I.C.F.A., Pemsa S.A., Panino S.A. and Enicor S.A. (the latter company being located in Uruguay).

     Subsequently, on May 29, 1998, the Company acquired the remaining minority interest (that is, 15.7% of the shares) in all the companies mentioned above, and sold its interest in Panino S.A., a company engaged in the manufacture of various types of sandwiches.

     Effective June 1, 1998, in order to streamline its existing structures, improve its available resources through the unification of the operating, business, administrative, financial and personnel structures and the cutting back of operating expenses, a merger was agreed between Compania de Alimentos Fargo S.A., as the merging and succeeding company, and Fargo S.A., Compania Fegopre de Valores Mobiliarios y Garantia S.A., Gouguenheim S.A., DACSA Distribuidora Argentina de Comestibles S.A.I.C.F.A. and Pemsa S.A., as the merged companies. As from that date, all the assets, liabilities, rights and obligations of the merged companies were transferred to Compania de Alimentos Fargo S.A., the latter carrying on with the business activities of the former companies.

     Compania de Alimentos Fargo S.A. ("Fargo") is the largest producer and distributor of industrial bread and bakery products in Argentina, and has an approximate 54% share (measured based on volume) of the Argentine industrial bread market, which includes sliced bread and buns for hamburgers and hot dogs sold by retailers. Furthermore, Fargo is the only company that supplies buns to McDonald's in Argentina and one of the largest producers and distributors of frozen dough, which is used to bake traditional bread, including baguettes. The broad lines of products of the Company also include sweet products, tapas and other foodstuff products, which include those manufactured by the Company (breadcrumbs), and other products acquired from third parties.

     Fargo has a larger installed manufacturing infrastructure and a larger distribution network than any other bread manufacturing company in Argentina, and markets its products under brands highly recognized on the market for their top quality, which include "Fargo", "Lactal", "Sacaan" and "Bertrand".

     The main market for the products that Fargo manufactures is Argentina, with distribution centers located in various parts of the country, from where the demand for products is met. Nevertheless, Fargo has been exporting its products to Uruguay, marketing them through Enicor S.A., a subsidiary of the Company in that country. In 2001, the volume of those sales reached approximately 4.5% of total sales by the Company; but as a result of the distortion generated by the exchange regulations recently enacted in Uruguay (which do not allow companies to transfer foreign currency abroad to pay import amounts within a term of less than 180 days, regardless of the commercial conditions agreed by the parties), plus the specific duties that country has imposed on certain products, which include those exported by Fargo, such operation is now impossible and uneconomic. In view of the above, since July 2002 Enicor S.A. has ceased to import and sell its products.

                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 1: Company's Activities - Filing for Creditor Protection (Continued)


     As in the case of most companies during the last decade, Fargo's industrial and business activities have been affected by the economic crisis Argentina has been enduring but, undoubtedly, the profound recession in which Argentina has been immersed for approximately four years now has led to decline in Fargo's sales levels and to a significant decrease in its profit margins, particularly during the last two years.

     During the current year, as a consequence of the devaluation of the peso, the situation of Fargo worsened due to the following:

- The principal inputs used by the Company, such as flour, yeast, polyethylene, etc., are commodities and are therefore governed by international prices. As a result, the price of those inputs is directly affected by the fluctuations in the quotation of the US dollar.

- This situation led to increases of more than 250% in the price of the most essential inputs involved in the production process which, due to the market conditions, could not be passed on to prices and had to be absorbed by the Company, substantially affecting its results and liquidity levels, and consequently, its sales volume, which fell 25% compared with the same period of the previous year. This led to a reduction of the profit levels of the various lines of products.

- The volatility of the exchange rate sharply reduced the number of days allowed for payment to suppliers, which were down to 10 days. In addition, we were unable to reduce the number of days sales outstanding for approximately 50% of our sales which are made to the supermarket channel to less than an average ranging between 45 and 60 days. It should be noted that last year the Company paid its suppliers within an average term of approximately 90 days.

- Finally, the devaluation of the peso implemented by the Government in January 2002 has had a substantial impact on the financial debt of US$ 150 million; while there have been no significant changes in Fargo's income, a large portion of which is denominated in pesos.

     Considering the impossibility of the Company meeting its short-term obligations as a result of the sharp drop in sales, the exhaustion of all available credit lines and the impossibility of meeting its financial obligations as detailed in Note 24 to these financial statements, the imminent expiry of refinancing agreed with strategic suppliers that will be impossible to meet and, mainly, the Company's current cash position which led Fargo to being unable to meet the mentioned refinancing, the Company decided to file for a creditors' composition, which was formalized before the courts on June 28, 2002.

     The opening up of a creditors' composition was decided by the Court on August 13, 2002 under the file "Compania de Alimentos Fargo S.A. on creditors' composition" brought before the National Court of First Instance on Commercial Matters No. 20 headed by Raul Taillade, Secretariat No. 39 headed by Ana Amaya.

     A plural Class A trusteeship was designated, in which Estudio Abigador, Collia y Vighenzoni with legal address at Uruguay 856 - 3rd "A" was designated Trustee in charge of proof of claims and Estudio Cardero, Rojas Muniz y Asociados with legal address at Doblas 674 - 2nd floor, both in the City of Buenos Aires, as General Trustee.

                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 1: Company's Activities - Filing for Creditor Protection (Continued)

     It should be noted that as creditors existing prior to filing for creditors' composition must verify their credits before the trustee before March 28, 2003, at the closing date of these financial statements it is not possible to determine the final composition of the debts under the reorganization proceedings. At that moment it will be possible to finally determine the number of creditors and the computable capital for purposes of calculation of the necessary majorities to approve a composition. Accordingly, the amounts and payment terms contemplated in these financial statements are provisional, and could change according to the court file. The professional fees and expenses related to the composition have not been estimated or provided for since as the date of these financial statements they have not been quantified.

Note 2: Argentine Economic situation and its impact on the Company's Economic and Financial Position

     Argentina is immersed in a critical economic situation. The main features of the current economic context are a major external debt burden, a financial system in crisis, country risk indicators far above normal average and an economic recession that has already lasted more than four years. This situation has led to a significant decrease in the demand for goods and services and a large rise in the level of unemployment. The Government's ability to comply with its commitments has been impaired, which led it to default in the payment of external debt services at the beginning of 2002. Furthermore, it is expected that there will be presidential elections during 2003.

     To overcome the crisis the country is undergoing, as from December 2001 the government issued measures to restrict the free availability and circulation of cash and the transfer of foreign currency abroad. Subsequently, as from January 2002, laws, decrees and regulations were enacted that involved profound changes to the prevailing economic model (and the amendment of the Convertibility Law in force until then). Among the measures adopted was the establishment of a single free exchange market system, that led to a significant devaluation of the Argentine peso during the first months of 2002; the pesification of certain assets and liabilities in foreign currency held in Argentina and the resulting increase in local prices.

     The Company is taking a variety of actions as a result of the present recession and to attempt to limit the negative impact on ongoing operations.

     The impact generated by measures adopted to date by the Government on the financial position of the Company as of December 31, 2002 was calculated on the basis of management present assessments. Actual results could differ from current management assessments. Therefore, the Company's financial statements may not include all adjustments that might ultimately result from these adverse conditions.

     The future development of the economic crisis might require that the Government modify some measures adopted or issue additional regulations. Therefore, the Company's financial statements should be considered in the light of these circumstances.

     The Company records significant indebtedness. At December 31, 2002, the financial debt recorded by the Company amounts to Ps. 564,671,403 which includes loans with financial entities for US$ 32,983,280 (principal and interest accrued up to closing date) and a debt with foreign holders of negotiable bonds issued by the Company for US$ 134,575,000 (due to the application of the Law on Reorganization and Insolvency Proceedings, this debt includes interest accrued only until the Company filed for creditor protection).

                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 2: Argentine Economic situation and its impact on the Company's Economic and Financial Position (Continued)

     In addition, in the fiscal year ended on December 31, 2002 the Company recorded a net loss of Ps. 508,359,132, accumulated losses of Ps. 767,149,056 and a working capital deficit of Ps. 572,686,609. Company Management is currently defining and implementing an action plan to attempt these circumstances. While the Company believes that there are certain alternatives available, there can be no assurance that the Company will be successful in implementing any such alternatives or that any such alternatives, if implemented, will enable the Company to meet its obligations.

     The financial statements have been prepared assuming that the Company will continue as a going concern. Therefore, these financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern, requiring it to realize its assets and settle its liabilities, including contingent liabilities, in conditions other than those of the normal course of its business.

     In view of these circumstances, in order for the Company to continue to operate normally, it is required to: 1) renegotiate satisfactorily all due dates of principal and interest payments and the terms and conditions of the financial loans and negotiable obligations, as well as its other liabilities, on the basis of its actual ability to pay debts and satisfactorily comply with the reorganization plan, 2) continue to adopt measures to overcome the loss of its capital stock and/or request that new capital contributions be made, which enable it to obtain the necessary funds to settle all its liabilities and commitments undertaken and to absorb or recover the depreciation of its fixed assets and amortization of goodwill.

Note 3: Financial Statement Presentation

     As required by General Resolution No. 368/01, 398/02 and 415/02 of the National Securities Commission ("CNV"), the financial statements herein have been prepared pursuant to and following the manner established by the valuation and disclosure standards set forth by Technical Resolutions No. 5, 6, 8, 9, 10, 12 and 13 of the Argentine Federation of Professional Councils in Economic Sciences.

     The financial statements as of December 31, 2001 are presented for comparative purposes, as required by professional accounting standards and have been restated in constant currency as of December 31, 2002. Certain reclassifications have been made to the financial statements as of December 31, 2001 in order to disclose the information contained in them consistently with that of the current year.

Note 4: Accounting Principles

     1. In line with professional accounting standards and the requirements of the control bodies, these financial statements have been prepared without recognizing the changes in the purchasing power of the currency until December 31, 2001. As established by Resolution No. 3/2002 of the Professional Council in Economic Sciences of the Autonomous City of Buenos Aires, Resolution No. 240/02 of the FACPCE and Resolution No. 415/02 of the National Securities Commission, since January 1, 2002 the Company resumed the recognition of the effects of inflation in these financial statements. To this end, the restatement method established by Technical Pronouncement No. 6 of the FACPCE has been followed, considering that the accounting measurements originated prior to December 31, 2001 are stated in the currency value as of that date.

                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 4: Accounting Principles (Continued)


Financial results broken down as follows are shown in the statement of operations:

a.   Financial results

b.   Exchange differences

c. Holding results and result of exposure to changes in the purchasing power of the currency.

     2. The following is a summary of significant accounting policies followed by the Company in the preparation of these financial statements. These policies have been applied consistently with those of the previous fiscal year:

     a. Local currency assets and liabilities

     The local currency assets and liabilities have been stated at their face value, including if applicable, accrued interest at the end of the year.

     b. Foreign currency assets and liabilities

     Foreign currency assets and liabilities were translated at the exchange rate prevailing on the balance sheet date, including if applicable, accrued interest at the end of the year.

     c. Investments

     Non-current:

     -      Equity investments in controlled companies:

            Equity investments in controlled companies have been accounted for using the equity method of accounting, based on their respective financial statements as of December 31, 2002, in accordance with the guidelines of Technical
            Resolutions No. 5 of the Argentine Federation of
            Professional Councils in Economic Sciences.

            The Company presents consolidated financial statements at December 31, 2002 together with those of Panificacion
            Argentina S.A.I.C., Enicor S.A., Capital Foods S.A., Fresh Food S.A. and Establecimiento Elaborador de Alimentos Sacaan de Argentina S.A. as supplementary information.

     -      Properties:

            The real estate properties are stated at their fair market value as of October 31, 1997, based on an appraisal performed by independent professionals, less accumulated depreciation, calculated under the straight-line method over an estimated useful life of 50 years. The values of real estate thus determined were restated in the currency with a year-end value following the guidelines detailed in Section 1., net of the corresponding accumulated depreciation.

     d. Accounts receivable

     Accounts receivable are stated at estimated realizable values, net of the allowance for doubtful accounts which is considered by management to be sufficient to meet any future losses related to uncollectible amounts.

                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 4: Accounting Principles (Continued)

     e. Inventories

     Inventories are stated at replacement cost and/or production cost at the end of the year, which does not exceed their recoverable values.

     f. Property, plant and equipment

     The real estate properties are stated at their fair market value as of October 31, 1997, based on an appraisal performed by independent professionals. The building improvements occurred after such date, have been valued at their acquisition cost restated in the currency with a year-end value following the guidelines detailed in Section 1.

     The additions occurred up to August 31, 1995, are recorded at cost, adjusted for the cumulative inflation from the date of acquisition until August 31, 1995. Additions after August 31, 1995 are stated at their acquisition cost restated in the currency with a year-end value following the guidelines detailed in Section 1.

     The software line includes the costs that were necessary to implement an integrated SAP R/3 administrative-accounting and management control system. These charges are being amortized following the straight-line method over five years as from the start-up date.

     The values of the fixed assets thus determined are disclosed net of the corresponding accumulated depreciation, calculated using the straight-line method over the estimated useful lives of the related assets, which are specified below:

        Assets                                                          Years
        -------                                                        -------
        Buildings ................................................        50
        Buildings improvements....................................        10
        Machinery and equipment...................................        10
        Facilities................................................        10
        Computer hardware.........................................         5
        Software..................................................         5
        Furniture and Fixture.....................................        10
        Vehicles..................................................         5
        Molds, plastic trays, containers, platforms and cases.....         5
        Spare parts...............................................        10

     The values of the fixed assets, taken as a whole, do not exceed their recoverable value.

     g. Intangible assets

     Goodwill represents the excess of the purchase price for the companies' shares acquired over the fair value of their net assets.

     Such values arose from the Company's (direct and indirect) purchase of shares in Fargo S.A., Pemsa S.A., Panificacion Argentina S.A.I.C., Panino S.A., Enicor S.A., Gouguenheim S.A., Distribuidora Argentina de Comestibles S.A.I.C.F.A., Compania FEGOPRE de Valores Mobiliarios y Garantia S.A., Fluxinvest S.A., Capital Foods S.A., Fresh Food S.A. and Establecimiento Elaborador de Alimentos Sacaan de Argentina S.A. Goodwill has been restated in the currency with a year-end value following the guidelines detailed in
Section 1, and amortized on a straight-line basis over 20 years as from the month following its addition.

                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 4: Accounting Principles (Continued)

     However, as the Company performs regular evaluations for recoverability of the initial investment based on updated projections, as a result of the evaluations made throughout the current year, it decided to accelerate amortization of 100% of the residual value of goodwill generated on the purchase of shares in the companies mentioned in the previous paragraph, except in the case of Establecimiento Elaborador de Alimentos Sacaan de Argentina S.A., for which a net book value of Ps. 3,652,569 is recorded.

     Other intangible assets:

               o    Financing fees and expenses related to bank loan:
                    Represent expenses and fees incurred in relation to the "Bridge Loan" obtained by the Company to issue the negotiable bonds mentioned in Note 24.a. These expenses were fully amortized following the straight-line method over term set for repaying the loan.

                    Furthermore, this line also includes the expenses incurred by the "Senior Secured Revolving Credit Agreement" settled on July 27, 2000, as well as those corresponding to the "Amended and Restated Senior Secured Credit Agreement" mentioned in Note 24.b. As a result of the lack of payment of interest and the composition agreement mentioned in
                    Note 1, during the current year the Company decided to accelerate amortization of the remaining accounting value of these charges.

               o Expenses related to negotiable bonds: They correspond to costs and fees incurred in relation to the issuance and registration of negotiable bonds on July 27, 1998 and March 30, 1999.

               o    Reorganization and development of new projects expenses:
                    They correspond to expenses incurred by the Company regarding its reorganization (purchase of the Company's shares and the merger process). These expenses are stated at cost and were fully amortized following the straight-line method over a three-year period beginning July 1, 1998. In addition, this line includes expenses relating to new projects, which were fully amortized following the straight line method from their implementation.

     h. Other assets

     - Spare parts:

     Spare parts have been valued at their acquisition cost restated in the currency with a year-end value following the guidelines detailed in Section 1.

     - Inactive Assets:

     This line comprises items (mainly machinery) reclassified from Fixed Assets as they are no longer used. Management is currently evaluating the possibility of reincorporating these assets to the Company's normal activities, and therefore it decided to continue calculating depreciation under the same conditions considered for fixed assets, expensed against "Other income and expenses". These assets are valued at acquisition cost restated into year-end currency, following the guidelines detailed in
     Section 1, net of the corresponding accumulated depreciation calculated on a straight-line basis on the estimated useful life assigned to the assets.

                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 4: Accounting Principles (Continued)

     - Assets delivered under a loan for use agreement:

     These assets have been valued at their acquisition cost restated in the currency with a year-end value following the guidelines detailed in Section
1, net of the corresponding accumulated depreciation calculated on a straight-line basis based on the estimated useful life assigned to the assets.

     - Promotional Materials:

     These materials consist of promotional products used by the Company to promote and increase knowledge of its brand. These assets have been valued at their acquisition cost restated in the currency with a year-end value following the guidelines detailed in Section 1.

     The value of other assets, taken as a whole, does not exceed their recoverable value.

     i. Shareholders' equity

     The capital adjustment and irrevocable contribution adjustment accounts represent the differences between the face values of the capital stock and the adjusted value of irrevocable contributions that were calculated according to the method described in Section 1, as well as the other shareholders' equity accounts.

     The opening balances and movements for the year have been stated in constant monetary units at year end.

     j. Income tax and tax on Minimum Notional Income ("Impuesto a la Ganancia Minima Presunta")

     As a result of the accumulated tax loss carryforwards, the Company did not recognize an income tax provision at the end of the year.

     Law No. 25,063 enacted a tax on minimum notional income for ten fiscal years (See Note 29.b.). This tax is supplementary to income tax, as while the latter is levied on the taxable net income for the year, the former is levied on the potential income from certain assets at a rate of 1%, and the Company must pay the higher of these two taxes.

     Any excess of the tax on minimum notional income over and above income tax in a given fiscal year may be computed as a payment on account of the income tax to arise in the next ten fiscal years, as established by Law No. 25,360 published in the Official Bulletin dated December 12, 2000, thus amending the original term initially set at four fiscal years.

     The tax on minimum notional income corresponding to the current year was considered as a non-current receivable, as shown in Note 7.

     The Company periodically (annual) evaluates the recoverability of this tax based on updated projections; therefore Compania de Alimentos Fargo S.A. has covered their accumulated tax at December 31, 2002 with an allowance, because they have determined that the possibility of offsetting it with income tax to be generated in the terms mentioned above is uncertain.

                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 4: Accounting Principles (Continued)

     k. Results for the year

     Income and expense items have been disclosed in the currency values of the year to which they correspond, except for the charges for assets consumed (fixed asset depreciation, depreciation of other assets and intangible asset amortization) the amounts of which were determined based on the values of those assets. Such items have been adjusted for inflation applying the corresponding adjusting indexes to the historical amounts.

     The gain/(loss) on exposure to inflation of the net monetary positions is the counterpart for the adjustments made to all non-monetary asset and liability and income and expense items that were restated in the currency with a year-end value.

     l. Statement of cash flows

     For purposes of presentation of the Statement of Cash Flow, cash and cash equivalents as well as banks and readily realizable investments are treated as cash. The Company follows the indirect method, which calls for a series of adjustments to the results of the year in order to arrive at the funds generated by operations or used for them.

     m. Use of estimates

     The preparation of financial statements requires management to make estimates and assessments which affect the amounts of contingent assets and liabilities disclosed at the date of these financial statements, as well as the income and expenses recorded during the year. The Company's management makes estimates to calculate, for example, the allowance for bad debts and discounts, depreciation and amortization charges, the recoverable value of assets, the inventory and other asset obsolescence allowance and provisions for contingencies and taxes. However, the actual future results may differ from the estimates and assessments made at the date of these financial statements.

Note 5: Cash and banks


        The breakdown of this caption is as follows:

                                                                      December 31,2002       December 31,2001
                                                                          (Pesos)                (Pesos)
                                                                  ----------------------  ----------------------
        Cash (Schedule G)...................................                222,777                 970,130
        Petty cash..........................................                  6,228                   5,660
        Banks in local currency and outstanding bonds.......              5,261,381               5,378,543
        Banks in foreign currency (Schedule G)..............                116,912                  91,426
                                                                  ----------------------  ----------------------
                                                                          5,607,298               6,445,759
                                                                  ======================  ======================

                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 6: Accounts receivable, net

        The breakdown of this caption is as follows:


                                                                     December 31, 2002       December 31, 2001
                                                                          (Pesos)                  (Pesos)
                                                                  ----------------------  ----------------------
Current
Trade accounts receivable (Schedule G)......................              9,075,529              42,903,387
Companies under article 33 Law 19,550 (Note 19 and
Schedule G).................................................              4,826,861               3,981,778
Notes receivable............................................                406,973               1,056,956
Less:
Allowance for doubtful accounts (Schedule E)................             (2,235,409)            (10,871,491)
                                                                  ----------------------  ----------------------
                                                                         12,073,954              37,070,630
                                                                  ======================  ======================
Non-Current
Notes receivable............................................                 86,683                 890,902
Debtors under legal proceedings.............................              2,797,784               5,690,320
Less:
Allowance for doubtful accounts (Schedule E)................             (2,206,239)             (4,080,132)
                                                                  ----------------------  ----------------------
                                                                            678,228               2,501,090
                                                                  ======================  ======================


Note 7:  Other receivables, net

         The breakdown of this caption is as follows:

                                                                     December 31, 2002      December 31, 2001
                                                                           (Pesos)                (Pesos)
                                                                 ----------------------  ----------------------

Current
Tax credits and withholdings ...............................                 33,034               2,014,923
Advances to suppliers (Schedule G)..........................                455,472                 765,154
Prepaid insurance (Schedule G)..............................                  7,609                  14,759
Advances to employees.......................................                177,676                 133,218
Prepaid expenses (Schedule G)...............................                  3,219                  51,275
Receivables from legal proceedings..........................                 11,497                 197,548
Other (Schedule G)..........................................                528,508               1,325,436
                                                                  ----------------------  ----------------------
                                                                          1,217,015               4,502,313
                                                                  ======================  ======================
Non-Current
Asset tax credit............................................              4,695,461              10,151,544
Allowance of asset tax credit (Schedule E)..................             (4,695,461)            (10,151,544)
Other (Schedule G)..........................................                  8,250                  62,017
                                                                  ----------------------  ----------------------
                                                                              8,250                  62,017
                                                                  ======================  ======================

                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 8: Inventories

        The breakdown of this caption is as follows:

                                                                     December 31, 2002      December 31, 2001
                                                                          (Pesos)                 (Pesos)
                                                                  ----------------------  ----------------------


Goods for resale............................................                141,841                 487,341
Finished goods..............................................                412,327                 997,882
Work in process.............................................                147,844                 310,328
Raw materials and packaging materials ......................              6,332,261               4,465,767
                                                                  ----------------------  ----------------------
Subtotal (Schedule F).......................................              7,034,273               6,261,318
Advances to suppliers.......................................                930,816                     355
                                                                  ----------------------  ----------------------
                                                                          7,965,089               6,261,673
                                                                  ======================  ======================

Note 9:  Other assets


         The breakdown of this caption is as follows:

                                                                     December 31, 2002      December 31, 2001
                                                                          (Pesos)                 (Pesos)
                                                                  ----------------------  ----------------------
Current
Spare parts.................................................              2,376,094               2,260,159
Promotional material........................................                252,874                 270,068
Other.......................................................                101,228                 149,230
                                                                  ----------------------  ----------------------
                                                                          2,730,196               2,679,457
                                                                  ======================  ======================
Non-Current
Spare parts.................................................              1,584,062               1,770,773
Inactive assets.............................................                566,364                 747,832
Assets delivered on loan....................................                408,435                 616,500
                                                                  ----------------------  ----------------------
                                                                          2,558,861               3,135,105
                                                                  ======================  ======================

Note 10: Accounts payable

         The breakdown of this caption is as follows:

                                                                     December 31, 2002      December 31, 2001
                                                                          (Pesos)                 (Pesos)
                                                                  ----------------------  ----------------------

Current
Local suppliers (Schedule G) ...............................             18,345,032              44,925,925
Foreign suppliers...........................................                550,234                 649,776
Companies under article 33 Law 19,550 (Note 19).............              2,427,127               4,542,264
Unbilled by suppliers (Schedule G)..........................              3,336,329               6,334,457
                                                                  ----------------------  ----------------------
                                                                         24,658,722              56,452,422
                                                                  ======================  ======================
Non-Current
Local Suppliers.............................................                  4,372                 266,066
                                                                  ----------------------  ----------------------
                                                                              4,372                 266,066
                                                                  ======================  ======================


                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 11: Short-term and long-term debt

           The breakdown of this caption is as follows:

                                                                     December 31, 2002      December 31, 2001
                                                                          (Pesos)                 (Pesos)
                                                                  ----------------------  ----------------------

Short-term debt
Negotiable bonds - Principal amount (1) (Schedule G)........            404,400,000                       -
Collateralized bank debt - Principal amount  (1) (Schedule
G)..........................................................            101,100,000              26,152,864
Collateralized bank debt - Accrued interest (1) (Schedule G)             59,171,403              15,380,571
                                                                  ----------------------  ----------------------
                                                                        564,671,403              41,533,435
                                                                  ======================  ======================
Long-term debt
Negotiable bonds - Principal amount (1) (Schedule G)........                      -             261,528,637
Collateralized bank debt - Principal amount  (1) (Schedule
G)..........................................................                      -              39,229,296
                                                                  ----------------------  ----------------------
                                                                                  -             300,757,933
                                                                  ======================  ======================


           (1) Details on issuance of negotiable bonds and of the Amended and Restated Senior Secured Credit Agreement are mentioned in Note 24 to the unconsolidated financial statements.


Note 12:   Salaries and social security payable

           The breakdown of this caption is as follows:

                                                                     December 31, 2002      December 31, 2001
                                                                          (Pesos)                 (Pesos)
                                                                  ----------------------  ----------------------

Current
Salaries payable............................................                736,526               2,677,711
Social security payable (1).................................              1,640,165               1,732,309
Accrual for vacation and other..............................                785,994               2,833,717
Indemnities to personnel....................................                785,000               3,515,850
                                                                  ----------------------  ----------------------
                                                                          3,947,685              10,759,587
                                                                  ======================  ======================

           (1) As a result of its failure to pay its social securities obligations, the Company took part in a Payment Facilities Regime established by National Decree No. 338/02 covering debts with the Federal Administration of Public Revenue which fell due between January 7, 2002 and June 10, 2002 and between August 7, 2002 and October 7, 2002.

                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 13:     Taxes payable

             The breakdown of this caption is as follows:


                                                                     December 31, 2002      December 31, 2001
                                                                          (Pesos)                 (Pesos)
                                                                  ----------------------  ----------------------

Current
Minimum notional income tax provision, net..................                 25,960                       -
Tax on corporate indebtedness (1)...........................              1,432,977                 696,213
VAT payable, net (1)........................................              2,043,893               4,215,181
VAT withholdings............................................                204,112                 256,882
Income tax withholdings.....................................                102,393                 237,913
Turnover tax payable, net...................................                 57,949                  57,220
Turnover tax withholdings...................................                 82,856                 171,595
Other.......................................................                315,758                 318,732
                                                                  ----------------------  ----------------------
                                                                          4,265,898               5,953,736
                                                                  ======================  ======================


             (1) As a result of its failure to pay its tax obligations, the Company took part in a Payment Facilities Regime established by National Decree No. 338/02 covering debts with the Federal Administration of Public Revenue which fell due between October 1, 2001 and April 1, 2002.

Note 14:     Other liabilities

             The breakdown of this caption is as follows:


                                                                     December 31, 2002      December 31, 2001
                                                                          (Pesos)                 (Pesos)
                                                                  ----------------------  ----------------------

Current
Guarantee deposits received from customers..................                498,976                 402,604
Debt for the acquisition of subsidiaries (Schedule G).......              3,199,568               4,925,099
Indemnity agreements payable................................                  3,600                   7,846
Other.......................................................                      -                   3,908
                                                                  ----------------------  ----------------------
                                                                          3,702,144               5,339,457
                                                                  ======================  ======================
Non-Current
Guarantee deposits received from customers..................                      -                  10,080
Investments  in companies  under  article 33 Law No.
19,550 (Schedule C).........................................                496,123                       -
Indemnity agreements payable ...............................                 35,400                  82,382
Other.......................................................                  1,999                   6,755
                                                                  ----------------------  ----------------------
                                                                            533,522                  99,217
                                                                  ======================  ======================

                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 15:   Net sales

           The breakdown of this caption is as follows:

                                                                     December 31, 2002      December 31, 2001
                                                                        Gain / (loss)         Gain / (loss)
                                                                          (Pesos)                (Pesos)
                                                                  ----------------------  ----------------------

Sales of bakery products (1) ...............................            151,906,305             283,448,299
Sales of subproducts and other (1) .........................              3,494,079               4,315,072
Exports reimbursements (2)..................................                218,860                 405,223
Less:
Sales turnover tax..........................................               (687,939)             (1,329,032)
                                                                  ----------------------  ----------------------
                                                                        154,931,305             286,839,562
                                                                  ======================  ======================


(1)        Net sales are adjusted for discounts and returns, if applicable.
(2) Correspond to the percentage of the FOB value of exports, which was established through a Convergence Factor provided by Resolution
           No. 803/2001 of the Ministry of Economy and Public Works and Utilities, published in the Official Gazette on June 18, 2001, which regulates a temporary regime to foster exports. Furthermore, that line includes exports reimbursements, which under Resolution No. 220/2001, were reinstated for goods exported to Mercosur country members.

Note 16:   Other expenses and income, net

           The breakdown of this caption is as follows:

                                                                 December 31, 2002      December 31, 2001
                                                                    Gain / (loss)         Gain / (loss)
                                                                      (Pesos)                (Pesos)
                                                              ----------------------  ----------------------

Recovery of expenses...........................................        356,128                  684,725
(Loss)/gain from the sale of property, plant and equipment.....       (976,382)                 380,481
Indemnities to personnel.......................................     (4,110,755)              (5,252,125)
Write down of investments (Note 25.a) .........................     (1,121,724)                       -
Loss of write-off of obsolete material ......................       (204,202)                (988,419)
Fees for advice for composition agreement......................     (1,113,061)                       -
Bad debt - loan to Enicor S.A. (Schedule E)....................     (1,501,023)                       -
Legal expenses.................................................       (198,992)                       -
Other (1)......................................................       (878,855)              (1,695,671)
                                                                  -----------------       ------------------
                                                                    (9,748,866)              (6,871,009)
                                                                  =================       ==================

           (1) At December 31, 2001, the net book value of Ps. 421,606 of other unusable assets written off has been included.

                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 17: Financial results, net (which include the gain/(loss) on exposure to inflation)

           The breakdown of this caption is as follows:

                                                                December 31, 2002          December 31, 2001
                                                                  Gain / (loss)               Gain / (loss)
                                                                    (Pesos)                      (Pesos)
                                                              ---------------------     ----------------------

Generated by assets:
Interest Income...................................................      123,218                     563,400
Exchange Differences..............................................      471,384                     (10,852)
Holding  on inventories and the gain/(loss) on exposure to          (38,827,885)
inflation ........................................................                                 (501,135)
                                                                  ---------------            ---------------
                                                                    (38,233,283)                     51,413
                                                                  ===============            ===============
Generated by liabilities:
Interest expenses.................................................  (34,330,118)                (42,370,706)
Exchange differences.............................................. (179,301,442)                     (9,446)
Gain on exposure to inflation ....................................   45,101,412                           -
Amortization of bank charges and loans expenses (Schedule B)......   (3,206,124)                 (1,269,755)
Amortization of expenses on issuance and registration of
negotiable bonds (Schedule B).....................................  (11,036,116)                 (1,676,372)
Tax on corporate indebtedness.....................................   (1,386,484)                 (2,011,890)
Other.............................................................     (708,763)                   (760,160)
                                                                  ---------------          -----------------
                                                                   (184,867,635)                (48,098,329)
                                                                  ---------------          -----------------
Net financial results............................................  (223,100,918)                (48,046,916)
                                                                  ===============         ==================

Note 18:   Common stock

           As of December 31, 2002, the Capital status was as follows:

                                                                                                  Date of
                                                                                                  Registration with
                                                                                                  the Public
                                                                                                  Registry of
                 Capital              (Pesos)             Date                 Body               Commerce
           ------------------ ---------------------- ------------------ --------------------- --------------------


           Subscribed,                                                   Initial Meeting to
           issued and paid                                                 establish the
           up                              12,000    September 22, 1997     Corporation       October 3, 1997
                                                                            Ordinary and
           Subscribed,                                                     Extraordinary
           issued and paid                                                 Shareholders'
           up                          95,048,000    October 30, 1997         Meeting         March 27, 1998
                                                                            Ordinary and
           Subscribed,                                                     Extraordinary
           issued and paid                                                 Shareholders'
           up                          28,951,980    May 29, 1998             Meeting         July 20, 1998
           Subscribed,                                                     Extraordinary
           issued and paid                                                 Shareholders'
           up                                  10    June 1, 1998             Meeting         January 20, 1999
                                                                            Ordinary and
           Subscribed,                                                     Extraordinary
           issued and paid                                                 Shareholders'      In process of
           up                          13,693,370    October 17, 2002         Meeting         registration
                              ----------------------
                                      137,705,360
                              ======================


                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 18:   Common stock (Continued)

           As of December 31, 2002, the common stock of the Company consisted of 13,770,536 ordinary, registered, non-endorsable shares with a face value of Ps.10 each and with one vote each.

           Furthermore, 13,770,535 shares and 63% of another share, owned by Fargo Holding (Gibraltar), representing 99.999997% of the Company's capital stock, are Senior pledge on 85.079% and second degree pledge on 14.92%, according to a loan agreement entered into by the Company, as mentioned in Note 24.b.

           On October 17, 2002, the Shareholders' Ordinary and Extraordinary meeting approved a capital increase as a result of the capitalization of irrevocable contributions on account of future subscription of shares amounting to Ps. 13,693,370. That increase was instrumented through the issue of 1,369,337 ordinary shares of Ps. 10 par value each, plus a global issue premium of Ps. 14,482,747 at values of December 31, 2002. At the date of issue of these financial statements the latter increase is in the process of registration with the control authorities.

Note 19:  Companies under Article 33 Law 19,550

           The balances and operations with companies under Art. 33 Law 19,550 as of December 31, 2002 and 2001 and for the fiscal years ended December 31, 2002 and 2001 are as follows:


                                                       December 31, 2002        December 31, 2001
                                                            (Pesos)                 (Pesos)
                                                      ---------------------  ----------------------

ASSETS
Accounts receivable
Enicor S.A................................................     1,501,023            3,630,384
Establecimiento Elab.de Alimentos Sacaan de
Argentina S.A.............................................     3,325,838              351,394
Less:
Allowance for doubtful accounts Enicor S.A (Schedule
E)........................................................    (1,501,023)                   -
                                                           ----------------  ---------------------
Total assets                                                   3,325,838            3,981,778
                                                           ================  =====================

LIABILITIES
Accounts payable
Panificacion Argentina S.A.I.C. ..........................     2,212,954            4,403,916
Capital Foods S.A.........................................        51,906                    -
Fresh Food S.A. ..........................................       162,267              138,348
                                                           ----------------  --------------------
Total Liabilities                                              2,427,127            4,542,264
                                                           ================  =====================


                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 19:  Companies under Article 33 Law 19,550 (Continued)



                                                   December 31, 2002     December 31, 2001
                                                        (Pesos)              (Pesos)
                                                 --------------------- --------------------

OPERATIONS
Net sales
Enicor S.A........................................      2,819,944          10,383,777
Panificacion Argentina S.A.I.C....................      4,745,273           5,653,366
Capital Foods S.A.................................         29,501             109,391
Fresh Food S.A. ..................................              -              50,150
Interest from loans
Global Foods Co. (1)..............................              -             152,983
Capital Foods S.A.................................              -               4,245

Other income
Panificacion Argentina S.A.I.C.
   Technical advisory services....................         75,915             130,764
   Maintenance and preservation services of               230,783             397,524
    property, plant and equipment
Enicor S.A.
   Loss from the sale of other assets.............              -             (13,708)
                                                      ----------------    --------------
Total income......................................      7,901,416          16,868,492
                                                      ================    ==============

 Cost of sales
 Fresh Food S.A...................................              -              63,458
 Cost of services received
 Panificacion Argentina S.A.I.C...................      6,132,035          12,254,447
 Capital Foods S.A................................              -             481,372
 Commissions paid
 Panificacion Argentina S.A.I.C...................        467,990             398,164
 Capital Foods S.A................................        389,618             777,200
 Fresh Food S.A...................................        206,587             226,473
 Fees for services
 Establecimiento Elab.de Alimentos Sacaan de
       Argentina S.A.
 Technical advisory services......................      1,133,182                   -
 Leases
 Fresh Food S.A...................................              -               8,718
                                                      ----------------    --------------
 Total expenses...................................      8,329,412          14,209,832
                                                      ================    ==============

                (1) Controlling Company of the majority shareholder of Compania de Alimentos Fargo S.A. as of December 31, 2001.

                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 20:  Equity in gain/(loss) from controlled companies (Art. 33 Law No.
          19,550)

           Equity in gain/(loss) of controlled companies (Art. 33 Law No. 19,550) for the fiscal years ended December 31, 2002 and 2001 are as follows:


                                                                        Establecimiento
                                                                         Elaborador de
               Panificacion                                                Alimentos
                Argentina       Capital                    Fresh Food      Sacaan de         December      December
                 S.A.I.C.      Foods S.A.   Enicor S.A.       S.A.       Argentina S.A.      31, 2002      31, 2001
                 (Pesos)        (Pesos)       (Pesos)       (Pesos)         (Pesos)        (Pesos) (1)     (Pesos)
               -------------  ------------- -------------   ----------   ---------------   ------------- -------------


Gain / (Loss)... (1,090,532)    36,526     (1,505,990)     (186,779)       7,413,038         4,666,263    (2,256,423)
               =============  ============= ============= ============== ===============   ============= =============

         (1) Minority interests (See Schedule C) in the results and net worth of the companies controlled by the Company amount to Ps. (2) and Ps. 11, respectively, which as they are immaterial are not disclosed in the Company's consolidated financial statements.


Note 21:  Additional information on assets and liabilities

           The breakdown of assets and liabilities as of December 31, 2002 is as follows:


                                                                   Accounts           Other
                                                                  receivable       receivables         Total
                                                                   (Pesos)          (Pesos)           (Pesos)
                                                                ---------------  ----------------  --------------

   ASSETS

   To mature
   1st quarter 2003...........................................        8,251,296          986,144         9,237,440
   2nd quarter 2003...........................................           90,917           24,002           114,919
   3rd quarter 2003...........................................           61,883          110,000           171,883
   4th quarter 2003...........................................           54,024                -            54,024
   More than one year.........................................          678,228            8,250           686,478
                                                                ---------------  ----------------   --------------
   Subtotal...................................................        9,136,348        1,128,396        10,264,744
                                                                ---------------  ----------------   --------------
   No fixed term..............................................          384,889           57,355           442,244
   Past due...................................................        3,230,945           39,514         3,270,459
                                                                ---------------  ----------------   --------------
   Total......................................................    (1)12,752,182        1,225,265        13,977,447
                                                                ===============  ================   ==============
   Not accruing interest .....................................       12,752,182        1,225,265        13,977,447
   At a fixed rate............................................                -                -                 -
                                                                ---------------  ----------------   --------------
   Total......................................................    (1)12,752,182        1,225,265        13,977,447
                                                                ===============  ================   ==============

           (1) Shown net of the allowance for doubtful accounts.

                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 21:  Additional information on assets and liabilities (Continued)


                                                Short-term  Salaries
                                                   and      and social
                                    Accounts    long-term   security    Taxes     Other
                                     payable       debt     payable     payable   liabilities   Provisions   Total
                                     (Pesos)     (Pesos)    (Pesos)     (Pesos)   (Pesos)       (Pesos)      (Pesos)
                                   ---------------------------------------------------------------------------------
   LIABILITIES

   To mature
   1st quarter 2003..............   7,853,162            -  3,158,763    973,170         900           -    11,985,995
   2nd quarter 2003..............       2,101            -         52     25,960         900           -        29,013
   3rd quarter 2003..............         690            -      1,906          -         900           -         3,496
   4th quarter 2003..............         690            -        970          -         900           -         2,560
   More than one year............       4,372            -          -          -     533,522   3,145,536     3,683,430
                                   -----------------------------------------------------------------------------------
   Subtotal......................   7,861,015            -  3,161,691    999,130     537,122   3,145,536    15,704,494
                                   -----------------------------------------------------------------------------------

   No fixed term                            -            -    785,994          -     498,976           -     1,284,970
   Past due......................  16,802,079  564,671,403          -  3,266,768   3,199,568           -   587,939,818
                                   -----------------------------------------------------------------------------------
   Total.........................  24,663,094  564,671,403  3,947,685  4,265,898   4,235,666   3,145,536   604,929,282
                                   ===================================================================================

   Not accruing interest (3).....  24,458,644   59,171,403  3,069,647  2,525,988   4,235,666           -    93,461,348
   At a fixed rate (1) (3).......     204,450  404,400,000    878,038  1,739,910           -   3,145,536   410,367,934
   At a variable rate (2) (3)....           -  101,100,000          -          -           -           -   101,100,000
                                   -----------------------------------------------------------------------------------
   Total.........................  24,663,094  564,671,403  3,947,685  4,265,898   4,235,666   3,145,536   604,929,282
                                   ===================================================================================

(1) Negotiable bonds accrue interest at an annual rate of 13.25%.
(2) The loan agreement called "Amended and Restated Senior Secured
Credit Agreement" accrues an annual interest rate of 9.6875%.
(3) Includes debts, the interest accruals of which have been suspended as from the date on which the Company filed for creditor protection.

Note 22: Assets collateralizing debt

     Further to the information provided in Note 18 in connection with the new loan agreement referred to in Note 24.b., the Company has granted new security in favour of Bankers Trust Company, instead of the earlier security granted to it, as follows:

     - Pledge on subsidiaries' shares: senior pledge on the Company's equity interests in its controlled companies Panificacion Argentina S.A.I.C., Capital Foods S.A. and Enicor S.A.

     To comply with the provisions of the loan agreement, on May 24, 2001, a senior pledge was set up on Fresh Food S.A.'s shares that had been acquired by the Company. So far, the Company has not set up pledges on its shares in Establecimiento Elaborador de Alimentos Sacaan de Argentina S.A. (Note 25).

     - Pledge on trademarks: senior pledge with conveyance on certain trademarks owned by the Company, as well as of its controlled companies Panificacion Argentina S.A.I.C. and Capital Foods S.A. for up to US$ 30 million plus interest.

     - Pledge on Machinery and Mortgages: senior pledges and mortgages with conveyance on certain machinery and properties owned by the Company and its controlled company Panificacion Argentina S.A.I.C. for up to US$ 30 million plus interest in each case.

                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 22:  Assets collateralizing debt (Continued)

     As of December 31, 2002, the breakdown of assets subject to a security interest is as follows:

                                                    Institution that       Amount owed at       Type of
        Description              Book value          grants the loan          12.31.02          guarantee
----------------------------  ----------------  -------------------------  ---------------- ----------------

         Properties..............  28,204,800   Bankers Trust Company       (2) 111,153,653     Mortgage  (3)
         Machinery...............  15,696,786   Bankers Trust Company       (2) 111,153,653     Pledge    (3)
         Trademarks..............  (1)    -     Bankers Trust Company       (2) 111,153,653     Pledge    (3)

         (1) As of December 31, 2002 they were fully amortized.
         (2) This relates to the new loan agreement for US$ 30 million, plus interest accrued at the end of the year (Note 24.b.).
         (3) The principal secured is for up to US$ 30 million for each type of collateral.

Note 23:  Guarantees received

     a. In connection with the Share Purchase and Sale Agreements for shares of Fargo S.A. and its affiliated companies, dated August 21, 1997 and September 19, 1997, signed between The Exxel Group S.A. or the affiliates it designated ("the purchaser") and Messrs. Carlos F. Preiti, Vicente Sergio Fernandez, Nelida Beatriz Piva and Jacques Gouguenheim ("the sellers"), the latter granted a senior pledge in favor of the purchaser covering time certificates of deposit for US$ 9,000,000 for a maximum term of twenty-four months to indemnify the purchaser for any cost resulting from any breach of such agreements, if the total amount of such costs were to exceed a minimum amount of US$ 1,300,000 and US$ 500,000, respectively.

     As the above-mentioned time limit expired on June 20, July 4 and October 3, 2000, Global Foods Co. authorized the escrow banks to release the guarantees in favor of the sellers, on the understanding that these claims are due, in some cases, to the normal course of business and that their costs were to be assumed by the Company. At the date of these financial statements, the amount guaranteed had been reduced to US$ 200,000.

     b. On December 21, 2000, Compania de Alimentos Fargo S.A. and the former shareholders of Capital Foods S.A. signed an agreement, under which the latter guarantee possible payments, if the Company and its subsidiary were to pay the amounts resulting from certain legal claims started before the transfer of shares performed on March 8, 2000. The guarantee was set up by signing a promissory note for US$ 145,000 and a time deposit of US$ 75,000, which at its due date was deposited in a savings account open for that purpose in Prudential Securities (NY), in the name of the Notary Public involved.

     At December 31, 2002 the Company considers that these amounts are sufficient to cover the potential legal claims that are being guaranteed, so that there would be no further costs derived from the mentioned agreement that should be borne by the Company.


Note 24: Status of the Financial Debt (Negotiable Bonds and Loan Agreement)

     a. On July 27, 1998, the Company issued non-convertible negotiable bonds pursuant to Law No. 23,576 and amendments for a total amount of US$ 120 million, the principal of which will be redeemed on August 1, 2008. The negotiable bonds accrue interest at a rate of 13 1/4% per annum payable semi-annually in arrears on August 1 and February 1 of each year, commencing on February 1, 1999.

                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 24: Status of the Financial Debt (Negotiable Bonds and Loan Agreement) (Continued)

     As a result of this issuance of negotiable bonds, Compania de Alimentos Fargo S.A. undertook, the following obligations, among others:

     - Certain restrictions on the distribution of dividends;

     - Certain restrictions and limitations on indebtedness by the Company and its subsidiaries and

     - Certain restrictions on capital investments made by the Company and its related companies.

     The Company used the proceeds from the issuance of the negotiable bonds mainly for the settlement of the liability related to the Senior Loan known as the "Senior Secured Bridge Loan Agreement" with BT Alex, Brown Incorporated, acting as arranger, Bankers Trust Company, acting as agent bank and other banks as lenders under the Senior Loan, for a principal amount of US$ 110 million plus accrued interest at the redemption date.

     In accordance with Law No. 25,063, effective January 1, 1999 interest on negotiable bonds is subject to a 15% tax on financial indebtedness. Subsequently, Law No. 25,360, published in the Official Bulletin on December 12, 2000, established a tax rate abatement schedule starting on January 1, 2001 and end to June 30, 2002, up to the final repeal of this tax on July 1, 2002.

     As explained above, on October 31, 2001, the Company benefited from certain exemptions established by Decree 1054/01 (Note 29), which refer to exemption from tax on interest paid and tax on corporate indebtedness, established by Law No. 25,063 as amended.

     Because of the Company's difficult economic situation and the deep economic crisis in Argentina, the Company failed to pay the interest accrued on negotiable obligations in the amount of US$ 15.9 million, which became due on February 1, 2002 and August 1, 2002. The Company communicated these non-fulfillment to the regulatory agencies in due time and also informed Citibank N.A., as trustee, about its intention to restructure its obligations under the trust agreement in order to reflect Argentina's present prospects and the Company's ability to generate cash flows.

     After the closing of the year, the Company failed to make payment of interest accrued on negotiable obligations amounting to US$ 7.9 million, which fell due on February 1, 2003.

     In view of the above and considering that the Company did not regularize that situation within the term of 30 days established by the mentioned agreement, by giving notice in writing to the Company, the trustee or the bondholders of negotiable obligations representing at least 25% of the total amount of principal due, or the trustee at the request in writing from those bondholders, can declare all terms established in the trust agreement overdue, so that all amounts due under the trust agreement will be immediately claimable.

     At any time once all the terms have been declared lapsed, as mentioned above, and until the trustee or any of the bondholders obtain a ruling for the payment of the amounts owed under the trust agreement, the bondholders representing the majority of the amounts owed, through a written notification to the trustee and the Company, can revoke such statement and its consequences, provided (i) the Company pays to, or deposits with, the trustee an amount which is sufficient to cover the payment of all interest due, unpaid principal (owed for reasons other than the declaration of lapsing), additional amounts or premiums, if applicable, which may be due and payable plus interest accrued on those amounts and any expenses incurred by the trustee, its agents or advisors, and (ii) all other non-fulfillment, if any, is remedied or waived.

                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 24: Status of the Financial Debt (Negotiable Bonds and Loan Agreement) (Continued)

     The above does not infringe the bondholders' individual rights, as they are entitled to file a summary lawsuit against the Company to claim payment of the principal, interest, and additional amounts, if any, which may be due and payable under section 29 of the Negotiable Obligations Law.

     b. On July 27, 2000, the Company entered into a new renewable loan agreement called "Amended and Restated Senior Secured Credit Agreement" for up to US$ 30 million with Bankers Trust Company (as administrative agent), Deutsche Bank S.A. (as guarantee agent) and Deutsche Bank Securities Inc, (as organizing agent).

     This loan fully amends and orders the previous agreement dated March 19, 1999 called "Senior Secured Credit Agreement" for up to US$ 20 million. On July 29, 1999 and January 27, 2000, the funds from this credit line were allocated to the settlement of interest on the negotiable obligations, which became due on August 1, 1999 and February 1, 2000.

     The new loan agreement accrues annual interest payable quarterly at a LIBO rate in line with clause 1.6 of the agreement. The loan is repayable in seven semi-annual installments as from August 1, 2001 and ending on May 1, 2004. Early repayments of the loan are allowed at no additional cost, but must be for a principal amount of at least US$ 5 million.

     The proceeds of the loan were used for settling the earlier loan for US$ 20 million, as well as for settling the interest on the negotiable bonds maturing on August 1, 2000.

     Under the terms of the current loan, the Company has extended the security granted under the earlier agreement in favour of Bankers Trust Company, mentioned in Note 22.

     Under the terms of this loan agreement, Compania de Alimentos Fargo S.A. assumed the responsibilities detailed below, among others:

     - Certain restrictions on the distribution of dividends;

     - Certain restrictions and limitations to the Company and its subsidiaries' indebtedness and the maintaining of ratios of indebtedness to results, and compliance with other economic and financial ratios;

     - Certain restrictions on the Company's and its subsidiaries' capital investments.

     The Company has failed to comply with a substantial portion of the economic and financial indicators included in the loan agreement, as well as the payment of the principal installments for US$ 1.5 million, US$ 2 million, US$ 4 million and US$ 4.5 million, which were due on August 1 and November 1, 2001, May 1, 2002 and November 1, 2002, respectively. In addition, the Company also failed to comply with the payment of interest on this loan for US$ 650,389, US$ 601,368, US$ 646,875 and US$ 653,200, which was due on February
1, 2002, May 1, 2002, August 1, 2002 and November 1, 2002, respectively.

     In addition, after the close of the year, the Company had not paid interest accrued on that loan for US$ 664,854, which fell due on February 3, 2003.

     If the Company does not remedy the present situation or does not reach an agreement, the administrative agent (Bankers Trust Company "B.T.") can request the early repayment of the entire loan amount, or foreclose the corresponding guarantees.

                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 25: Acquisition of Subsidiary companies

     a. Establecimiento Elaborador de Alimentos Sacaan de Argentina S.A.


     On December 29, 1999, the Company signed a share purchase and sale agreement for 99.99% of the corporate capital and votes of Establecimiento Elaborador de Alimentos Sacaan de Argentina S.A., a deal which was to be closed subject to the compliance with certain conditions set out in the agreement.

     On March 6, 2002, the parties agreed to close the purchase of 100% of the corporate capital and votes of the company mentioned above by the Company, effective as from December 31, 2001.

     On June 5, 2002, the Company transferred to Panificacion Argentina S.A.I.C. an ordinary, registered, non-endorsable share, with a face value of de Ps. 10 and entitled to one vote, which represents 0.0014% of the capital stock and voting rights of Establecimiento Elaborador de Alimentos Sacaan de Argentina S.A.

     At December 31, 2002, the balance of the price for this acquisition is approximately US$ 3,2 million.

     In addition, during the current year, even though the Company continued to be affected by the profound economic recession, it had to recognize a higher value of Ps. 1,121,724 in respect of the debt for the acquisition of the subsidiaries without a counterpart in the allocation of values to assets, so such value had to be expensed as "Write down of investments" and included in Other expenses and income, net.

     Furthermore, in fiscal year 2001, the Company resolved to write down the investment in that company and provide for the debit balances of Ps. 6,343,939 held with it prior to its acquisition.

     b. Fresh Food S.A.

     On November 17, 2000, the Company entered into a purchase and sale agreement involving 100% of the shares and votes of Fresh Food S.A., a company dedicated to manufacturing sandwiches.

     On March 30, 2001, the Company consummated the transaction as a result of the approval granted by the CNDC on February 26, 2001 in accordance with Law No. 25,156. The final purchase price amounted to US$ 192,000, payable in 24 installments monthly and consecutive basis. At December 31, 2002, the amount owed by the Company is Ps. 88,000.

Note 26: Agreement covering the assignment of brands and manufacturing services

     a. Panificacion Argentina S.A.I.C.

     On December 28, 1999 the Company entered into an agreement with Panificacion Argentina S.A.I.C., to take effect on January 1, 2000, under which the latter transferred the use of its brands, isotypes, logotypes, designs and marketing images to the Company and as a counterpart the Company undertakes to pay it royalties at a given percentage of the net sales of the products marketed under the Panificacion Argentina S.A.I.C. brands.

     Furthermore, Panificacion Argentina S.A.I.C. manufactures foodstuffs at the requirement of the Company for subsequent marketing, and in this respect charges Compania de Alimentos Fargo S.A., a fee.

                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


Note 26: Agreement covering the assignment of brands and manufacturing services (Continued)

     b. Capital Foods S.A.

     On July 31, 2001, an amendment was made to the agreement signed with Capital Foods S.A. on November 10, 2000, under which the latter authorized the Company to market certain products manufactured by it under the "Antojos" brand, for which the Company must pay a royalty which is calculated as a percentage of the net sales of the products sold under the brand owned by Capital Foods S.A.

     c. Fresh Food S.A.

     On July 31, 2001, an amendment was made to the agreement signed with Fresh Food S.A. on June 1, 2001, under which the former shall manufacture and market its subsidiary's products, under the "Fresh Food" trademark. The Company will pay a commission on the net sales of the products marketed under such trademark.

d. Establecimiento Elaborador de Alimentos Sacaan de Argentina S.A.

     On January 2, 2002, the Company executed an agreement with Establecimiento Elaborador de Alimentos Sacaan de Argentina S.A., whereby the latter will provide the Company with advisory, planning and supervision services with regard to its manufacturing processes and, the Company will pay the subsidiary a fee as a valuable consideration.

Note 27: Irrevocable contributions on account of future issues of shares in Enicor S.A.

     On March 25, 2002, the Board of Directors of Compania de Alimentos Fargo S.A. approved the transformation of certain receivables that the Company had with Enicor S.A. into irrevocable capital contributions for US$ 299,460 on account of future issuances of shares.

Note 28:    Loss of Capital Stock

     As of December 31, 2002, the Company recorded a deficit of Ps. 457,738,737 in its shareholders' equity. This situation is envisaged in
Section 94 subsection 5 of the Corporations Law No. 19,550, which establishes that the loss of the corporate capital is a grounds for the dissolution of companies.

     However, in view of the crisis affecting Argentina, through Decree 1269/02 passed on July 17, 2002, the National Executive Branch suspended the application of Sections 94, subsection 5 and 206 of the Corporations Law until December 10, 2003.

Note 29: Benefit from certain exemptions established by Decree 1054/01

     On October 31, 2001, the Official Gazette included the Company as beneficiary of the exemptions granted under Decree No. 1054/01, issued by the Executive Branch on August 22, 2001. These benefits are in force as from the day following publication.

     The Decree grants tax benefits to certain economic activities in order to improve their competitiveness and job-generation possibilities. The Decree provides that individuals or entities carrying out certain economic activities, as listed therein, will be entitled to the following benefits:

     a. Exemption from Tax on Interest Paid and on Corporate Indebtedness established by Law No. 25,063, as amended.

                       COMPANIA DE ALIMENTOS FARGO S.A.
               NOTES TO THE UNCONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

Note 29: Benefit from certain exemptions established by Decree 1054/01
         (Continued)

     b. Consideration of the value of the assets used in the economic activity carried out in Argentina and encompassed by the Decree, as non computable for purposes of the Tax on Minimum Notional Income established by Law No. 25,063, as amended.

     c. Consideration as input value added tax of employer contributions accrued during the fiscal year and actually deposited at the time of filing the corresponding tax return.

     Subsequently, Decree No. 1676/01 published in the Official Gazette on December 20, 2001 suspended the application of point c) above until March 31, 2003.

Note 30: Termination of rental contract and product supply contract with Supermercados Norte S.A.

     As a consequence of the action plans implemented by the Company to rebuild the profitability of the various lines of products, on September 26, 2002 a contract was entered into with Supermercados Norte S.A. establishing the termination of the rental contract of the plant belonging to the latter in Tortuguitas -Province of Buenos Aires- as well as the contract for the supply of fresh bread, cakes, pasta and other products, both in effect since September 1998.

     The agreement established that Supermercados Norte S.A. assumed payment of up to Ps. 761,400 corresponding to indemnities payable to dismissed plant personnel. The Company assumed a charge of approximately Ps. 400,000, and no amount is pending payment at the closing of these financial statements.

Note 31:    Subsequent Events

     a) On January 28, 2003, the controlling stock of Compania de Alimentos Fargo S.A. was transferred through the assignment of 100% of the shares making up the capital stock of the Company's indirect parent (Global Foods Co), in favor of the "Global Foods Trust", an ordinary trust set up under the laws of the Republic of Panama. As a consequence of this change, a new board of directors was appointed.

     b) On August 29, 2001 an overall inspection was carried out at the Company under Inspection Order No. 808/7, during which tax information for fiscal periods 2000 and 2001 was requested, continuing with information for unexpired periods.

     On February 3, 2003 the tax authorities notified the Company that it had partially violated section 36 of Law No. 23,576 referred to the placement of negotiable obligations, which resulted in the suspension of tax benefits related to income tax withholdings from foreign beneficiaries. This assumption resulted in calculation of debt of approximately Ps. 25,800,000.

     On February 28, 2003 the Company replied to the notice requesting revocation of the assessment on grounds of inconsistency and provided the tax authorities with supporting evidence and documentation to demonstrate compliance with the mentioned law. The Company is waiting for a favorable ruling to be issued in this respect and considers that the tax authorities will approve the request as it has all the necessary elements to close the case.

                       Compania de Alimentos Fargo S.A.
             For the fiscal years ended December 31, 2002 and 2001
                Unconsolidated Property, plant and equipment, net

                                                                 Schedule A

                                                           Original Value                                        Depreciation
                                   -----------------------------------------------------------------------  ----------------------
                                     At the                                                       Value at  Acculated at
                                     beginning                                        Reclassi-   the end   the beginning
                                     of the                                           fications   of the    of the
                                     year        Additions    Decreases   Transfers   (3)         year      year          Decreases
Principal Account                    (Pesos)     (Pesos)       (Pesos)     (Pesos)    (Pesos)     (Pesos)   (Pesos)       (Pesos)
-----------------                   ----------  ----------   ----------  ---------   ---------   --------  ------------- ---------

Land.................................  9,165,061         -            -           -   23,463      9,188,524          -           -
Buildings............................ 31,026,561   283,672      (15,829)    956,399   68,991     32,319,794   7,291,510    (12,560)
Machinery and equipment.............. 86,491,969     7,758   (1,512,574)     15,479        -     85,002,632  46,576,350   (550,128)
Facilities........................... 20,377,142    38,493      (57,920)     32,813        -     20,390,528  10,633,900    (47,495)
Computer hardware....................  5,169,084    76,161      (19,695)          -        -      5,225,550   2,457,502     (7,167)
Software............................. 18,598,504     2,561             -          -        -     18,601,065   7,645,854          -
Furniture and fixtures ..............  6,596,319    26,515       (3,067)      2,495        -      6,622,262   3,944,685     (3,067)
Vehicles.............................  4,072,170         -     (308,383)          -        -      3,763,787   3,918,549   (305,013)
Molds, plastic trays, cntainers,
 platforms and cases ................ 22,399,609 1,173,880     (503,432)    232,013        -     23,302,070  15,808,890   (466,816)
Spare parts..........................    566,860         -             -          -        -        566,860     318,957          -
Work in progress.....................  1,537,449   449,044         (174)   (781,500)       -      1,204,819           -          -
Advances to suppliers (2)............    448,861   455,539     (170,445)   (457,699)       -        276,256           -          -
                                     ---------------------------------------------------------------------------------------------
Total as of December 31, 2002....... 206,449,589 2,513,623   (2,591,519)          -   92,454    206,464,147  98,596,197 (1,392,246)
                                     =============================================================================================
Total as of December 31, 2001........198,554,566 9,833,041   (2,044,101)          -  106,083    206,449,589  81,187,492 (1,846,704)
                                     =============================================================================================



                                                                Depreciation
                                              ----------------------------------------------
                                                                                                 Net carrying   Net carrying
                                                                                 Accumulated     value as of    value as of
                                              Reclassification  For the year     at the end      December 31,   December 31,
                                              (3)               (1)              of the year     2002           2001
Principal account                             (Pesos)           (Pesos)          (Pesos)          (Pesos)        (Pesos)
-----------------                             ----------------  --------------  ------------- --------------- -------------



Land.................................                    -              -                  -        9,188,524     9,165,061
Buildings............................               34,810      2,070,934          9,384,694       22,935,100    23,735,051
Machinery and equipment..............                    -      8,293,439         54,319,661       30,682,971    39,915,619
Facilities...........................                    -      1,958,830         12,545,235        7,845,293     9,743,242
Computer hardware....................                    -        925,081          3,375,416        1,850,134     2,711,582
Software.............................                    -      3,528,342         11,174,196        7,426,869    10,952,650
Furniture and fixtures ..............                    -        516,680          4,458,298        2,163,964     2,651,634
Vehicles.............................                    -        105,870          3,719,406           44,381       153,621
Molds, plastic trays, containers,
  platforms and cases ...............                    -      2,474,042         17,816,116        5,485,954     6,590,719
Spare parts..........................                    -         53,843            372,800          194,060       247,903
Work in progress.....................                    -              -                  -        1,204,819     1,537,449
Advances to suppliers (2)............                    -              -                  -          276,256       448,861
                                               ----------------------------------------------------------------------------
Total as of December 31, 2002........               34,810     19,927,061        117,165,822       89,298,325             -
                                               ============================================================================
Total as of December 31, 2001........              103,227     19,152,189         98,596,197                -   107,853,392
                                               ============================================================================

(1) Shown in Schedule H.
(2) See Schedule G.
(3) Reclasification from other investments.

                        Compania de Alimentos Fargo S.A.
              For the fiscal years ended December 31, 2002 and 2001
                     Unconsolidated Intangible Assets, net

                                                                    Schedule B


                                                          Original Value                                 Amortization
                                               ----------------------------------------------  -------------------------------
                                                                                                Accumulated
                                                    At the                        As of the     at the
                                                    beginning of                  end           beginning
                                                    the year       Additions      of the year   of the year     For the year
Principal amount                                    (Pesos)         (Pesos)       (Pesos)       (Pesos)         (Pesos)
----------------                                    -------------  ----------     -----------   -------------   -------------

Goodwill.........................................   393,657,438            -    393,657,438    125,695,925        264,308,944
Fees and expenses re. Bank loans.................    18,441,021            -     18,441,021     15,234,897          3,206,124
Trademarks ......................................       217,941            -        217,941        217,941                  -
Advertising expenses ............................     1,591,286            -      1,591,286      1,591,286                  -
Expenses re. Issuance and registration of
  negotiable bonds ..............................    16,562,650            -     16,562,650      5,526,534         11,036,116
Reorganization and development of new projects
  expenses ........................................  13,895,196       31,227     13,926,423     13,895,196             31,227
                                                    -----------   ----------  -------------  -------------    ---------------
Total as of December 31, 2002....................   444,365,532       31,227    444,396,759    162,161,779    (1) 278,582,411
                                                    ===========   ========== =============   =============    ===============
Total as of December 31, 2001...................    417,843,612   26,521,920    444,365,532     93,133,547    (2)  69,028,232
                                                    ===========   ========== =============   =============    ===============




                                                                    Schedule B


                                                    Amortization
                                                    --------------
                                                                      Net carrying          Net carrying
                                                    Accumulated       value as of           value as of
                                                    as of the emd     December              December
                                                    the year          31, 2002              31, 2001
Principal amount                                    (Pesos)           (Pesos)               (Pesos)
----------------                                    -------------     ------------          ---------------


Goodwill.........................................   390,004,869       3,652,569               267,916,513
Fees and expenses re. Bank loans.................    18,441,021               -                 3,206,124
Trademarks ......................................       217,941               -                         -
Advertising expenses ............................     1,591,286               -                         -
Expenses re. Issuance and registration of
  negotiable bonds ..............................    16,562,650               -                11,036,116
Reorganization and development of new projects
  expenses ......................................    13,926,432               -                         -
                                                    -----------    ------------            --------------
Total as of December 31, 2002....................   440,744,190       3,652,569                         -
                                                    ===========   =============            ==============
Total as of December 31, 2001....................   162,161,779               -               282,203,753
                                                    ===========   =============            ==============


(1) Ps. 14,242,240 are included in "Financial results, net (which include the gain/(loss) on exposure to inflation)" (Note 17), Ps. 264,308,944 in Statement of Operations and Ps. 31,227 in Schedule H.
(2) Ps. 2,946,127 are included in "Financial results, net (which include the gain/(loss) on exposure to inflation)" (Note 17), Ps. 57,622,615 in Statement of Operations and Ps. 8,459,490 in Schedule H.

                        Compania de Alimentos Fargo S.A.
              For the fiscal years ended December 31, 2002 and 2001
                Unconsolidated Share interest in other Companies


                                                                  Schedule C


                                                                                                     Information of the issuer
                                                                                                     (last financial
                                                                                                     statements as of
                                                        Characteristics                              December 31, 2002)
                        --------------------------------------------------------------------------  ---------------------------
      Issuer and                                         Quoted   Bood value as of  Book value as of
    characteristics                           Number of  market   of December 31,   of December 31,   Principal     Common
   of the securities      Type   Face Value   shares     value    2002              2001              activity      stock
-------------------------------------------------------------------------------------------------------------------------------


Non-current
 investments
 Companies Art. 33
 Law 19,550
                                                                                                   Manufacturing
                                                                                                   and trading
 Panificacion Argentina                                                                            of bakery
 S.A.I.C............... Ordinary       1       2,994,501    -    Ps.13,108,255     Ps.14,198,786   products          2,994,501
                                                                                                   Granting of
                                                                                                   franchising,
                                                                                                   manufacturing
                                                                                                   and trading
                                                                                                   of bakery
 Capital Foods S.A..... Ordinary       1          11,999    -    Ps.   116,846     Ps.    80,320   products             12,000
                                                                                                   Import and
                                  M$N (Pesos                                                       trading of
 Enicor S.A. (R.O.U.)             Uruguayos)                                                       bakery
 (6)................... Ordinary       1         113,000    -    Ps.  (496,123)    Ps.   570,390   products             20,883
                                                                                                   Manufacturing
                                                                                                   and trading
                                                                                                   of bakery
 Fresh Food S.A........ Ordinary       1         321,999    -    Ps.   301,739     Ps.   488,520   products            322,000

 Establecimiento                                                                                   Manufacturing
 Elaborador                                                                                        and trading
 de Alimentos Sacaan                                                                               of bakery
 de Argentina S.A...... Ordinary      10          69,999    -    Ps. 7,601,275     Ps. 6,532,172   products            700,000
                                                                 --------------  ---------------
   Total ..............                                          Ps.20,631,992     Ps.21,870,188
                                                                 ==============  ===============


                                                                    Schedule C



                                Information of the issuer
                                (last financial statements
                                as of December 31, 2002)
                                --------------------------

                                Results for the
                                year (01.01.02/        Shareholders'             Percentage
                                12.31.02)              Equity                    of votes
                                --------------------   --------------            --------------

Non-current
 investments
 Companies Art. 33
 Law 19,550


 Panificacion Argentina
 S.A.I.C......................        (1,090,425)      13,108,361                (1) 99,9999%


 Capital Foods S.A............            36,526          116,846                (2) 99,9917%


 Enicor S.A. (R.O.U.)
 (6)..........................        (3,007,444)      (1,997,577)                       100%



 Fresh Food S.A...............          (186,779)         301,739                (3) 99,9997%

 Establecimiento
 Elaborador
 de Alimentos Sacaan
 de Argentina S.A.............         7,563,678       (2,961,601)               (5) 99,9986%

   Total .....................

(1) The minority interest belongs to a part equal to 0.00099% of 1 share.
(2) The minority interest belongs to 0.0083%.
(3) The minority interest belongs to 0.0003%.
(4) In calculating the value of this investment, consideration was given to the current value of the assets and liabilities of the subsidiary, therefore increasing the value of the investment by Ps. 10,562,982.
(5) The 0.0014% minority interest belongs to Panificacion Argentina S.A.I.C.
(6) The equity interests in Enicor S.A., which has a negative net worth is included under other Non-Current Liabilities.

                        Compania de Alimentos Fargo S.A.
          Unconsolidated Balance Sheet as of December 31, 2002 and 2001
                               Other Investments

                                                                Schedule D


                                                                       Net book value as of   Net book value as of
                                                                       December 31, 2002      December 31, 2001
Principal account and characteristics                                  (Pesos)                (Pesos)
-------------------------------------                                   ------------------    -------------------

Non-Current
         Properties - Net carrying value.........................                 272,645                334,613
                                                                       -------------------    -------------------
      Total .....................................................                 272,645                334,613
                                                                       ===================    ===================

                        Compania de Alimentos Fargo S.A.
              For the fiscal years ended December 31, 2002 and 2001
                           Unconsolidated Provisions

                                                                    Schedule E

                                      Value at
                                      the                                              Balance as of  Balance as of
                                      beginning       Additions        Deductions      December 31,   December 31,
                                      of the year     for the year     for the year    2002           2001
               Items                  (Pesos)         (Pesos)          (Pesos)         (Pesos)        (Pesos)
               -----                  ------------    ---------------  ---------------  -----------   ------------

Deducted from assets
Allowance for doubtful accounts
(Note 25)..........................    14,951,623     (1)  5,451,449       (15,961,424)     4,441,648    14,951,623
Allowance of assets tax credit.....    10,151,544             37,519        (5,493,602)     4,695,461    10,151,544
                                      ------------    ---------------  -----------------  ------------  ------------
Total deducted from assets.........    25,103,167          5,488,968       (21,455,026)     9,137,109    25,103,167
                                      ============    ===============  =================  ============  ============
Included under non-current
liabilities
Provisions for lawsuits and other
contingencies......................     3,137,742          2,056,269        (2,048,475)     3,145,536     3,137,742
                                      ------------    ---------------  -----------------  ------------  ------------
Total included under non-current
liabilities........................     3,137,742     (3)  2,056,269        (2,048,475)     3,145,536     3,137,742
                                      ------------    ===============  -----------------  ------------  ------------
Total as of December 31, 2002......    28,240,909          7,545,237   (2) (23,503,501)    12,282,645             -
                                      ============    ===============  =================  ============  ============
Total as of December 31, 2001......     7,617,867         21,470,963          (847,921)             -    28,240,909
                                      ============    ===============  =================  ============  ============

(1) Ps. 3,835,712 have been included in Schedule H, Ps. 1,501,023 in "Other expenses and income, net" (Note 16) and Ps. 114,714 in "Import and export expenses" in Schedule H.
(2) Ps. 16,136,038 have been included in "Financial results, net (which include the gain/(loss) on exposure to inflation)" (Note 17) due to the restatement to constant currency of the opening balances and Ps. 7,367,463 corresponding to uses for the year.
(3) Ps. 1,908,769 have been included in Schedule H and Ps. 147,500 in "Other expenses and income, net" (Note 16).

                        Compania de Alimentos Fargo S.A.
              For the fiscal years ended December 31, 2002 and 2001
                         Unconsolidated Cost of sales

                                                                 Schedule F


                                                                             December 31,             December 31,
                                                                                2002                      2001
                                                                              (Pesos)                   (Pesos)
                                                                             ------------            --------------

Inventory balance at the beginning of the year........................          6,261,318                7,484,492
Plus:
Purchases for the year................................................         68,539,368               78,624,483
Production expenses (Schedule H)......................................         41,895,165               74,897,031
Less:
Inventory balance at the end of the year (Note 8).....................         (7,034,273)              (6,261,318)
                                                                             --------------          ---------------
Cost of sales.........................................................        109,661,578              154,744,688
                                                                             ==============          ===============


                        Compania de Alimentos Fargo S.A.
          Unconsolidated Balance Sheet as of December 31, 2002 and 2001
                    Foreign Currency Assets and Liabilities

                                                                   Schedule G



                                                December 31, 2002                     December 31, 2001
                                        ----------------------------------------  -----------------------------
                                             Type and                 Amount in     Type and         Amount in
                                             amount of    Current     local         amount           local
                                             foreign      exchange    currency      of foreign       currency
                                             currency     rate (1)    (Pesos)       currency         (Pesos)
                                        ---------------   --------- ------------  ----------------- -----------

 ASSETS
 Current Assets
 Cash and banks...................        US$     36,715      3.37      123,730    US$     42,957        93,621
 Accounts receivable..............        US$    593,658      3.37    2,000,627    US$  1,833,494     3,995,927
 Other receivables................        US$        480      3.37        1,617    US$     72,571       158,162
                                                                    ------------                    -----------
 Total Current Assets.............                                    2,125,974                       4,247,710
                                                                    ------------                    -----------
 Non-Current Assets
 Other receivables................        US$          -                      -    US$      8,670        18,895
 Advances to suppliers (purchase of
 property, plant and equipment)...        US$     44,000      3.37      148,280    US$     99,583       217,032
                                                                    ------------                    -----------
 Total Non-Current Assets.........                                      148,280                         235,927
                                                                    ------------                    -----------
 Total Assets.....................                                    2,274,254                       4,483,637
                                                                    ============                    ===========
 LIABILITIES
 Current Liabilities
 Accounts payable.................        US$    498,522      3.37    1,680,019    US$  1,539,684     3,355,595
 Short-term debt..................        US$167,558,280      3.37  564,671,403    US$ 19,057,233    41,533,435
 Other liabilities ...............        US$          -                      -    US$  2,259,836     4,925,099
                                                                    ------------                    -----------
 Total Current Liabilities........                                  566,351,422                      49,814,129
                                                                    ------------                    -----------
 Non-Current Liabilities
 Long-term debt...................        US$          -                      -    US$138,000,000   300,757,933
                                                                    ------------                    -----------
 Total Non-Current Liabilities....                                            -                     300,757,933
                                                                    ------------                    -----------
 Total Liabilities................                                  566,351,422                     350,572,062
                                                                    ============                    ===========

(1) Average exchange rate in effect at December 31, 2002 established by Banco Nacion Argentina.

                       Compania de Alimentos Fargo S.A.
  Unconsolidated Information required under Art. 64, clause (b) of Law 19,550
             For the fiscal years ended December 31, 2002 and 2001

                                                                    Schedule H


                                                        General                          Total          Total
                                                        and                              as of          as of
                                          Production    Administrative  Selling          December       December 31,
                                          Cost          Expenses        Expenses         31, 2002       2001
  Item                                    (Pesos)       (Pesos)         (Pesos)          (Pesos)        (Pesos)
  ----                                  --------------- --------------- ---------------  ------------   -----------

  Fees and payments for services.......   7,882,117       2,454,032       2,020,534       12,356,683   27,074,133
  Salaries and wages...................  10,572,867       5,291,811       6,501,122       22,365,800   51,703,575
  Social security contributions........   2,987,685         419,957         822,488        4,230,130    8,491,063
  Travel and other employee expenses...     448,317         902,125         609,208        1,959,650    4,999,013
  Freight and transportation..........       56,947           1,006      11,620,352       11,678,305   22,225,710
  Advertising and promotion............      13,384          21,291      11,469,811       11,504,486   29,466,863
  Insurance............................     100,740          59,976         170,162          330,878      636,800
  Import and export expenses...........       9,174           4,715         293,469          307,358      454,964
  Security services....................     325,899          43,960         172,349          542,208    1,419,658
  Electricity, fuel, maintenance and
   repairs ............................   3,228,995         879,133       1,050,063        5,158,191   11,087,415
  Taxes and contributions .............   1,056,573       1,198,937       1,199,627        3,455,137    5,963,302
  Depreciation of fixed assets .......   13,892,004       2,418,327       3,616,730       19,927,061   19,152,182
  Amortization of other intangible
  assets...............................           -          31,227               -           31,227    8,459,490
  Depreciation of other assets ........           -               -         206,204          206,204      247,585
  Defaulting debtors ..................           -               -       3,835,712        3,835,712    4,129,759
  Lawsuits.............................     602,777          45,563       1,260,429        1,908,769      845,720
  Leases...............................     174,917         112,244         943,490        1,230,651    2,692,857
  Other................................     542,769         579,457         843,364        1,965,590    3,423,915
                                       ------------    ------------  --------------     ------------ -------------
Total as of December 31, 2002.........   41,895,165      14,463,761      46,635,114      102,994,040            -
                                       ============    ============  ==============     ============ =============
Total as of December 31, 2001.........   74,897,031      28,181,430      99,395,543                -  202,474,004
                                       ============    ============  ==============     ============ =============



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




             (Free translation of the report issued for Argentine purposes in accordance with local generally accepted accounting principles)

                               Auditor's Report



To the President and Directors of
Compania de Alimentos Fargo S.A.



1. We have audited the balance sheets of Compania de Alimentos Fargo S.A. as of December 31, 2002 and 2001, as well as the statements of operations, of changes in shareholders' equity and cash flows for the years then ended, together with the corresponding notes 1 to 31, schedules A to H. Furthermore, we have examined the consolidated balance sheet of Compania de Alimentos Fargo S.A. with its subsidiaries as of December 31, 2002 and 2001, as well as the consolidated statements of operations and cash flows for the years then ended, together with notes 1 to 25, the consolidated schedules A, B, D, E, F, G and H and the Consolidated Summary of Activities, which are presented as complementary information. The preparation and issuance of the mentioned financial statements are the responsibility of the Company.

2. We conducted our audits in accordance with generally accepted auditing standards in Argentina. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and to form an opinion about the reasonableness of the relevant information included in the financial statements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion included in point 9.

3. At the date of issue of these financial statements, the Company has made projections of its businesses, which were used as basis to determine the recoverable value of its long-term assets and, consequently, to recognize amortization and impairment of goodwill amounting to Ps. 264,308,944 at December 31, 2002. We are not in a position to estimate whether the premises used by management to prepare its projections will take place in the future and, consequently, whether the recoverable value of fixed assets, intangible assets and other non-current assets not provided for will exceed their respective net consolidated book values which amount to Ps. 101,804.508, Ps. 3,677,270 and Ps. 17,965,113, respectively.

4. As mentioned in Notes 1 and 2 to the consolidated financial statements, due to the significant recession and the serious financial crisis in Argentina which worsened in late 2001 and early 2002, and the high financial indebtedness in foreign currency which generated a significant exchange loss, the Company has continued to incur losses which at the end of the year amounted to Ps. 508,359,132 and recorded accumulated losses amounting to Ps. 767,149,056, a consolidated working capital shortfall of Ps. 578,321,097 and negative shareholders' equity of Ps. 457,738,737. Consequently, the Company has been unable to: a) meet certain principal and interest maturities under the Financial Loan Agreement amounting to US$ 30 million (with Bankers Trust Company as Administrative Agent and Deutsche Bank Securities Inc. as Arranger); b) payment of interest on Negotiable Obligations issued by the Company as from February 2002; and
     c) certain economic and financial ratios required under the mentioned Financial Loan Agreement and the Negotiable Obligations program.

     As a result of the circumstances mentioned above, on June 28, 2002 the Company filed for a composition with creditors before the National Court of First Instance on Commercial Matters N(degree) 20, Secretariat N(degree) 39. On August 13, 2002 the Judge approved the opening of a creditors' composition.

     At the date of preparation of these financial statements, the legal proof of claim period has not yet expired, as creditors are allowed to file petitions for extended verification up to two years after the date of filing for a composition with creditors, after which the statute of limitation established by section 56 of Law N(degree) 24,522 will apply. In addition, the arrangement with creditors has not yet been drafted, so that the final amount of the debt included in the composition and the form of payment have not yet been determined. Accordingly the amounts and payment terms contemplated in these financial statements could vary as a consequence of this process. The respective professional fees and/or expenses that might be awarded under the composition with creditors have not been estimated or provided for.

5. As indicated in Note 23 to the financial statements, at December 31, 2002 the Company recorded negative shareholders' equity. Although section 94, sub-section 5 of Law N(degree) 19,550 establishes that a Company in such a situation qualifies for dissolution, Decree N(degree) 1,269 of the National Executive Branch dated July 17, 2002 suspended application of this section until December 10, 2003.

6. The circumstances described in point 4) above generate uncertainty as to the possibility of the Company continuing to operate as a going concern. The financial statements have been prepared by the Company using accounting principles applicable to a going concern. Therefore, these financial statements do not include the effects of possible valuation adjustments or reclassifications that might be required if the above situation is not resolved in favor of continuing the Company's activities and the Company were obliged to sell its assets and settle its liabilities, including contingencies, in conditions other than those of the normal course of its business.

7. As detailed in Note 2, as a consequence of the economic crisis in Argentina, the year under consideration was affected by a set of measures adopted by the National Government. The future evolution of the economic crisis might require that the Government modify measures already adopted or issue additional regulations modifying the negotiations already agreed and/or valuation of liabilities recorded at the end of the year. Consequently, the financial statements of the Company must be read in the light of these circumstances.

8. The financial statements of Compania de Alimentos Fargo S.A. at December 31, 2002 were prepared in accordance with accounting principles generally accepted in Argentina, which may significantly differ from the accounting standards generally accepted in other jurisdictions in which they could be used.

9. Due to the effect on these financial statements of possible adjustments and reclassifications that may be required as a result of the resolution of the situations described in points 3. to 7., we are not in a position to express and, therefore, we do not express an opinion on the financial statements of Compania de Alimentos Fargo S.A. at December 31, 2002 and 2001 or on its consolidated financial statements at those dates, prepared in conformity with professional accounting standards in effect in the Autonomous City of Buenos Aires.

10.   In accordance with current regulations, we report that:

     a) The financial statements mentioned in 1. arise from accounting records carried in all formal respects in accordance with legal requirements which maintain the security and integrity conditions based on which they were authorized by the National Securities Commission and were prepared in conformity with Laws N(degree) 19,550 and 22,903 and Resolution N(degree) 368/01 of the National Securities Commission. At the date of issue of this report, however, they are pending transcription to the Inventory and Balance Sheet book.

     b) We have read the Consolidated Summary of Activities on which, a regards those matters that are within our competence, we have no observations to make other than those mentioned in previous paragraphs.

     c) At December 31, 2002, the liabilities accrued by Compania de Alimentos Fargo S.A. in respect of employer contributions and employee withholdings towards the Integrated Pension and Survivors' Benefit System according to the accounting records and returns by the Company, amounted to Ps. 1,546,723, which were not due at that date.


Buenos Aires, March 10, 2003



         PRICE WATERHOUSE & CO.

                               (Partner)
-----------------------------------------
 C.P.C.E.C.A.B.A. To. 1 Fo. 1 R.A.P.U.
         Gabriel R. Martini
       Public Accountant (UBA)
   C.P.C.E. C.A.B.A. To. 201 - Fo. 24





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